UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2010

GOLD RESOURCE CORPORATION
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	333-129321 (Commission File Number)	84-1473173 (I.R.S. Employer Identification No.)

222 Milwaukee Street, Suite 301
Denver, CO  80206
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number including area code:   (303) 320-7708

    Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 17, 2010, the Board of Directors of Gold Resource Corporation (the “Company”) appointed Tor Falck to serve as a director, thereby increasing the size of the Board of Directors from four to five members.  Mr. Falck was also named a member of the Audit Committee and Compensation Committee.  Since January 2006, Mr. Falck has served as a director for Blackstone Ventures Inc., a Canadian company with securities listed on the TSX Venture Exchange.  Mr. Falck has a background in banking and the financial industry in Europe, serving as investment officer, financial analyst and broker at various financial houses in London and Norway, focusing on natural resources industries, including mining, oil and gas.   In connection with his appointment to the Board, Mr. Falck was awarded 100,000 options to purchase the Company’s common stock at a price per share equal to the closing price of the common stock on August 17, 2010 and will receive a monthly retainer fee.

SIGNATURE

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: August 18, 2010	By:	/s/ William W. Reid
	Name:	William W. Reid
	Title:	Chief Executive Officer